UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEC File No. _______________

TRILINK ENERGY, INC.
(Exact Name of registrant as specified in its charter)

Nevada	1311	26-3492327
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 21147, Columbus, Ohio 43221 614-388-8868
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Incorp Services, Inc., 375 N Stephanie St Ste 1411. Henderson, NV 89014-8909
(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:
Charles A. Koenig Esq 326 South High Street, Suite 300 Columbus, Ohio 43215 614-241-5902

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☒

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock by Selling Shareholders	145,000	$1.00	$145,000	$10.34
Class A Warrants	5,000,000	$.01	$50,000	$3.57
Shares underlying warrants	5,000,000	$1.00	$5,000,000	$356.50
Total Securities	5,145,000		$5,195,000	$370.41

(1)	Estimated solely for purposes of calculating the registration fee under Rule 457(o) of the Securities Act of 1933.

(2)	There is no public market for our shares of common stock. Our common stock is not traded on any national exchange and in accordance with Rule 457.

(3)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH ___ , 2010

PRELIMINARY PROSPECTUS

TRILINK ENERGY, INC.
145,000 Shares of Common Stock
5,000,000 Class A Warrants
5,000,000 Shares of Common Stock Underlying Warrants

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  SEE SECTION ENTITLED “RISK FACTORS”.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: March ___, 2010.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in the prospectus. We have not authorized anyone to provide you with information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than that contained in the prospectus. If any other information or representation is given or made, such information or representations may not be relied upon as having been authorized by us or any selling stockholder. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

When used in this prospectus, the terms:

“Trilink,” the “Company,” “we,” “our” and “us” refers to Trilink Energy, Inc. a Nevada corporation and our wholly-owned subsidiaries Medano Properties LLC and Trilink Properties LLC each a Colorado limited liability company.

“Medano” and “MPL” refers to Medano Properties, LLC.

“Trilink LLC” and “TPL” refers to Trilink Properties, LLC.

“SEC” refers to the Securities & Exchange Commission.

“FINRA” refers to the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers).

“OTC Bulletin Board” or the “OTCBB” refers to the Over-the-Counter Bulletin Board, an electronic quotation system for equity securities overseen by the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers), which is accessible through its website at www.otcbb.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) projected sales, profitability, and cash flows, (b) growth strategies, (c) anticipated trends, (d) future financing plans and (e) anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipates,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,”

“we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Plan of Operation” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of the forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our Business

Trilink Energy, Inc. (“Trilink”) is a start-up, pre-exploration stage company, incorporated in the State of Nevada on June 4, 2008 and with a fiscal year end of May 31.   We have two subsidiary limited liability companies and we have no affiliated companies or joint venture partners.

Our business is the acquisition of oil and gas mineral leases. Our planned work is investment and exploratory in nature.  We acquired oil and gas leases covering an aggregate of 5,169 undeveloped acres in Decatur County, Kansas and Huerfano County, Colorado (the “Prospects”).  We sold all of the leases located in Huerfano County and all of the Decatur County leases expired unsold.  We have not discovered any oil or gas or reserves on the Prospects.  Our current holding consists of a 2.0% net overriding royalty interest on 3,224 undeveloped acres located in Huerfano, Colorado.  We have incurred losses since inception and we must raise additional capital to fund our future operations.   There is no assurance we will be able to raise this capital.

Trilink has not conducted any exploration work on the Prospects.  With funds on hand we plan to advance our plan of operations and seek further property acquisition opportunities and funding.

There is no assurance that a commercially viable oil and gas reserve exists at the Prospect.  There is no assurance a reserve can be shown to exist on the Prospect unless and until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility.  Such work could take many years and would require expenditure of very substantial amounts of capital.  We do not presently have such capital.  We may never be able to raise this capital.

Management devotes only part-time to Trilink’s business. Trilink has no fulltime employees.

The Offering

Following is a brief summary of this offering:

Shares of common stock being offered by selling shareholders	145,000	shares
Class A Warrants being offered by selling shareholders	5,000,000	warrants
Shares of common stock underlying warrants	5,000,000	shares
Exercise price per share	$5.00
Number of shares outstanding before the offering	595,000	shares
Number of shares outstanding after the offering if all of the shares are sold	5,595,000	shares

Selected Financial Information

The following chart shows selected financial data for the Company as of February 28, 2010 (unaudited) and as of May 31, 2009 (audited):

	For the Nine	For the Period
	Months Ended	Ended
	February 28, 2010 (Unaudited)	May 31, 2009 (Audited)
Income and Expenses Information:
Revenue	$-0-	$55,184
Net Losses	$49,534	$69,623
Total Operating Expenses	$47,931	$58,910
Valuation reserve expense	$1,603	$15,897

Balance Sheet Information:
Cash	$33,293	$44,324
Total Assets	$39,893	$52,527
Total Liabilities	$-0-	$-0-
Stockholders Equity	$39,893	$52,527

.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our estimates of mineral reserves and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital and (g) the benefits related to ownership of our common stock. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements for the reasons, among others, described within the various sections of this Prospectus, specifically the section entitled “Risk Factors” beginning on page 6. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Description of Business,” as well as in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur as projected. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this Prospectus or to reflect the occurrence of unanticipated events.

The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

RISK  FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which are only a few of the risks associated with investing in our common stock. You should be in a position to risk the loss of your entire investment.

RISKS RELATED TO THE OPERATIONS OF TRILINK

We are a newly formed company and have never made a profit and may not be profitable in the future.

Our auditors have included an additional explanatory paragraph in their report which indicates substantial doubt on our ability to continue as a going concern.  The Company was formed in June, 2008, has never been profitable and may never be profitable.

We have substantial capital requirements necessary for undeveloped properties for which we may not be able to obtain adequate financing.

All of our oil and gas prospects are undeveloped.  Recovery of any revenues from our prospects will require significant capital expenditures.  Further, any future issuances of equity securities to raise capital would likely result in dilution to our then existing shareholders and incurring additional indebtedness would result in increased interest expense and debt service charges.

We face significant competition, and many of our competitors have resources in excess of our available resources.

The oil and gas industry is highly competitive.  We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of properties.

Exploratory drilling is a speculative activity that may not result in commercially productive reserves and may require expenditures in excess of available cash.

Drilling activities are subject to many risks, including the risk that no commercially productive oil or gas reservoirs will be encountered.  Our operations are also subject to all the hazards and risks normally incident to the development, exploitation, production and transportation of, and the exploration for, oil and gas, including unusual or unexpected geologic formations, pressures, bore hole fires, mechanical failures, blowouts, explosions, uncontrollable flows of oil, gas or well fluids and pollution and other environmental risks.  We intend to participate in any insurance coverage maintained by operators, although there can be no assurances that such coverage will be sufficient to cover any such losses.

Oil and natural gas prices fluctuate widely and low prices could have a material adverse impact on our business and financial results.

In the event we produce oil and gas, our operations will likely be subject to volatility in prices.  Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future.  Prices for oil and gas are subject to wide fluctuations in response to: (i) relatively minor changes in the supply of, and demand for, oil and gas; (ii) market uncertainty; and (iii) a variety of additional factors, all of which are beyond our control.

Our business may suffer if we lose key personnel.  We depend to a large extent on the services of our existing officers and directors.

The loss of the services of any of them may have a material adverse effect on our operations. We have not entered into any employment contracts with our executive officers and have not obtained key person life insurance on them.

We are subject to various governmental regulations which may cause us to incur substantial costs.

Our operations are or could be affected from time to time in varying degrees by political developments and federal, state and local laws and regulations.  These include permitting requirements, environmental clean up and compliance, taxes and other laws that may adversely affect any revenues or profits of the Company.

RISKS RELATED TO OUR COMMON STOCK

Our officers and directors control us through their positions and stock ownership and their interests may differ from other stockholders.

As of May 31, 2009, there were 595,000 shares of our common stock issued and outstanding.  Our officers collectively own approximately 60% of our common stock. As a result, they are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations.  Our officers’ interests may differ from those of other stockholders. Furthermore, ownership of approximately 60% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock when and if our common stock becomes eligible to trade on the OTCBB.

There is currently no trading market for our common stock.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDAQ Stock Market and the FINRA over-the-counter Bulletin Board “OTCBB”). You may not be able to sell your shares due to the absence of a trading market.

Our common stock is illiquid and may be subject to price volatility unrelated to our operations.

If a market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

If we fail to maintain effective internal controls over financial reporting or effective disclosure controls and procedures, the price of our common stock may be adversely affected.

Our internal control over financial reporting or disclosure controls and procedures may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws. In addition, management’s assessment of internal controls over financial reporting or disclosure controls and procedures may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure controls and procedures or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure controls and procedures may result in a loss of investor confidence in our financial reports, and may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of The Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that we will be subject to the annual assessment of our internal controls requirement upon becoming a reporting company and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and it may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock will be considered a “Penny Stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock will be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Our common stock will be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. Since we expect that our stock will trade at a price that is less than $5.00 per share and we expect it will be quoted on the OTCBB, we anticipate that our stock will be considered a “Penny Stock.”

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our Company at or above the price you paid for them.

REGULATORY MATTERS

Overview

We are required to abide by complex and ever changing federal, state and local laws and regulations governing exploration, development, production, environmental matters, occupational health and safety, taxes, labor standards and other matters incident to the oil & gas industry in the United States.  While we are required to abide by a wide range of federal and state statutes and regulations, we anticipate that the implementation of these compliance activities will rest with our contract operators.  If we begin acting as our own operator, we will become responsible for ensuring compliance with these laws and regulations.

We may also be required to obtain work permits and perform remediation work for any physical disturbance to the land on which our lease interests may lay in order to comply with various federal, state and local laws and regulations. Currently, we have not experienced any difficulty with compliance to any laws or regulations which affect our business. While our planned activities do not include carrying out any exploration programs and therefore are not expected to expose us to the requirements to undertake regulatory compliance costs, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out development and production programs, and make compliance with new regulations unduly burdensome.

Set forth below is a review of the regulatory issues that affect our business:

Exploration, Production and Development.

Among other things, the federal and state level of regulation of our operations mandate that our contract operators obtain permits to drill wells and to meet bonding and insurance requirements in order to drill, own or operate wells. These regulations also control the location of wells, the method of drilling and casing wells, the restoration of properties upon which wells are drilled and the plugging and abandoning of wells. Our oil and gas operations are also subject to various conservation laws and regulations, which regulate the size of drilling units, the number of wells that may be drilled in a given area, the levels of production, and the unitization or pooling of oil and gas properties.

Environmental Laws

We are required to abide by complex federal, state and local laws and regulations that cover environmental issues in the oil and gas industry in the United States.  These laws and regulations generally require us to take precautions in our operations against environmental contamination, and to restore sites to their prior condition when we abandon a well. These tasks are currently performed by our contract operator, and the costs are part of the fee we pay them to perform this work for us.

Set forth below is a review of the environmental issues that affect our business:

General

Our operations are subject to stringent and complex federal, state and local laws and regulations governing environmental protection as well as the discharge of materials into the environment. These laws and regulations may, among other things, require the acquisition of various permits before drilling commences; restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling and production activities; limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells.

These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal and state agencies frequently revise environmental laws and regulations, and any changes that result in more stringent and costly waste handling, disposal and cleanup requirements for the oil and gas industry could have a significant impact on our operating costs.

The following is a summary of some of the existing laws, rules and regulations to which our business operations are subject.

Waste Handling

The Resource Conservation and Recovery Act, or RCRA, and comparable state statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency, or EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas are currently regulated under RCRA or state non-hazardous waste provisions. Releases or spills of these regulated materials may result in remediation liabilities under these statutes. It is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

Comprehensive Environmental Response, Compensation, and Liability Act

The Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, also known as the Superfund Law, imposes joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owner or operator of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

In the course of our operations, we may generate wastes that may fall within CERCLA’s definition of hazardous substances. Further, we currently own, lease or operate properties that have been used for oil and natural gas exploration and production for many years. Hazardous substances or petroleum may have been released on, at or under the properties owned, leased or operated by us, or on, at or under other locations, including off-site locations, where such hazardous substances or other wastes have been taken for disposal. In addition, some of our properties have been operated by third parties or by previous owners or operators whose handling, treatment and disposal of hazardous substances, petroleum, or other materials or wastes were not under our control. These properties and the substances or materials disposed or released on, at or under them may be subject to CERCLA, RCRA or analogous or other state laws. Under such laws, we could be required to remove previously disposed substances and wastes or released petroleum, remediate contaminated property or perform remedial plugging or pit closure operations to prevent future contamination.

Water Discharges

The Federal Water Pollution Control Act, or the Clean Water Act, and analogous state laws, impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

The Oil Pollution Act of 1990, or OPA, which amends and augments the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the United States. In addition, OPA and regulations promulgated pursuant thereto impose a variety of regulations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. OPA also requires certain oil and natural gas operators to develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance.

Air Emissions

The Federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition,

EPA has developed and continues to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the Federal Clean Air Act and associated state laws and regulations. Oil and gas operations may in certain circumstances and locations be subject to permits and restrictions under these statutes for emissions of air pollutants, including volatile organic compounds, nitrous oxides, and hydrogen sulfide.

National Environmental Policy Act

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act, or NEPA. NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. All of our current exploration and production activities, as well as proposed exploration and development plans, on federal lands require governmental permits that are subject to the requirements of NEPA. This process has the potential to delay the development of oil and natural gas projects.

Endangered Species, Wetlands and Damages to Natural Resources

Various state and federal statutes prohibit certain actions that adversely affect endangered or threatened species and their habitat, migratory birds, wetlands, and natural resources. These statutes include the Endangered Species Act, the Migratory Bird Treaty Act, the Clean Water Act and CERCLA. Where takings of or harm to species or damages to wetlands, habitat, or natural resources occur or may occur, government entities or at times private parties may act to prevent oil and gas exploration or production or seek damages to species, habitat, or natural resources resulting from filling or construction or releases of oil, wastes, hazardous substances or other regulated materials.

OSHA and Other Laws and Regulations

We are subject to the requirements of the federal Occupational Safety and Health Act (OSHA) and comparable state statutes. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

Climate Change

Recent studies have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, many nations have agreed to limit emissions of “greenhouse gases” pursuant to the United Nations Framework Convention on Climate Change, also known as the “Kyoto Protocol.” Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil and natural gas, and refined petroleum products, are “greenhouse gases” regulated by the Kyoto Protocol. Although the United States is not participating in the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect our operations and demand for our products. Additionally, the U.S. Supreme Court has ruled, in Massachusetts, et al. v. EPA, that the U.S. Environmental Protection Agency abused its discretion under the Clean Air Act by refusing to regulate carbon dioxide emissions from mobile sources. This Supreme Court decision could result in federal regulation of carbon dioxide emissions and other greenhouse gases, and may affect the outcome of other climate change lawsuits pending in U.S. federal courts in a manner unfavorable to our industry. Currently, our operations are not adversely impacted by existing state and local climate change initiatives and, at this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.  However, our business could be materially adversely affected by domestic and international legislation targeted at controlling climate change.

Private Lawsuits

In addition to claims arising under state and federal statutes, where a release or spill of hazardous substances, oil and gas or oil and gas wastes have occurred private parties or landowners may bring lawsuits against oil and gas companies under state law. The plaintiffs may seek property damages, personal injury damages, remediation costs or injunctions to require remediation or restoration of contaminated property, soil, groundwater or surface water. In some cases, oil and gas operations are located near populated areas and emissions or accidental releases could affect the surrounding properties and population.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares of common stock nor from the sale of the Class A Warrants in this offering. All such proceeds from the sale of the shares of common stock and Class A Warrants will be received by the selling shareholders.  In the event the Class A Warrants are exercised, the proceeds from the issuance of the 5,000,000 shares of common stock by the Company upon exercise of the maximum number of Class A Warrants will be $5,000,000.  The following table shows the expected use of the net proceeds to the Company upon the exercise of the maximum of 5,000,000 Class A Warrants from this offering:

Net Proceeds from the Exercise of Class A Warrants (1)(2)	$25,000,000
Working Capital	$3,000,000
Salaries and Fees	$2,000,000
Oil and Gas Lease Acquisitions	$20,000,000

(1)	Based on all warrants being exercised at $5.00 per share.
(2)	Contingent on warrant exercise.

The Company has agreed to pay the expenses of registering the securities covered by this Prospectus, which expenses are anticipated to be approximately $25,000.

DETERMINATION OF MARKET PRICE

The exercise price for the Warrant shares has been determined arbitrarily by the Company based on the amount of proceeds desired to conduct Company operations and the amount of shares the Board of Directors was willing to give up for the proceeds.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders in respect of such shares.  There may be dilution to existing shareholders in the event our outstanding warrants are exercised.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering through this prospectus 145,000 shares of common stock, 5,000,000 Class A Warrants and 5,000,000 shares of common stock underlying the warrants.  These shares and warrants were acquired from us in private placements that were exempt from registration under Section 4(2) the Securities Act of 1933. The shares include the following:

1.        145,000 shares of our common stock were issued in connection with the purchase of certain oil and mineral leases from Deep Dog Properties LLC; and

3.        5,000,000 shares of our common stock that are issuable upon exercise of the 5,000,000 Class A Warrants.

All of the foregoing securities were issued pursuant to exemptions from registration provided under Section 4(2) of the Securities Act.  The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares of common stock listed opposite their name below.  We are required, under registration rights agreements, to register for resale the shares of our common stock described in the table below.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the number of shares owned by each prior to this offering, the total number of shares that are to be offered for each, the total number of shares that will be owned by each upon completion of the offering and the percentage owned by each upon completion of the offering.

	Shares Beneficially		Number of Shares	Shares Beneficially
	Owned Prior to the		Of Common Stock	Owned After the
	Offering (1)(2)		Registered In	Offering
Name	Number	Percent	This Prospectus (2)(3)	Number	Percent
Mid-Elm Investments LTD LLC (4)	3,385,210	60.50%	3,025,210	360,000	6.43%
Michael Humecki	423,151	7.56%	378,151	45,000	0.80%
Christopher Miller	423,151	7.56%	378,151	45,000	0.80%
Deep Dog Properties LLC (5)	1,363,487	24.37%	1,363,487	-	0.00%

(1)
Represents the maximum number of shares that may be sold by the selling security holders pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement of which this prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction effected pursuant to the anti-dilution provisions in the warrants, without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Includes shares which may be acquired pursuant to warrants.

(3)	Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling security holders may sell all or part of their respective shares.

(4)	Voting control and dispositive power over these shares is held by Messrs Rayl and Koenig.

(5)	Voting control and dispositive power over these shares is held by Christopher Miller.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution (on the NYSE Amex Equities Market or other exchange on which our shares may be listed from time-to-time) in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any of the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification to the Company that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  Each selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resale of their respective shares under this registration statement.

The Company is paying all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock.  The Company may have agreed to indemnify one or more of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdiction only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

We will make copies of this prospectus available to each selling stockholder, and we have informed it of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered by this prospectus.  To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We may suspend the use of this prospectus, in the event that there is a material, or potentially material, development involving the Company, or there is an occurrence of an event that renders the information in this prospectus misleading, incomplete or untrue.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which 595,000 shares are presently issued and outstanding.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, investors in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose.   In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Dividend Policy

As of the date of this prospectus we have not paid any cash dividends to stockholders.  The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions.  It is our present intention not to pay any cash dividends in the near future.

Reports

We will furnish our shareholders with unaudited quarterly financial reports and annual financial reports certified by independent accountants.

Securities Convertible into Common Stock

Class A Warrants

We have outstanding warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of five dollars ($5.00) per share (the “Class A Warrants” and the “Class A Warrant Shares”).  The Class A Warrants, unless otherwise extended, expire on December 31, 2014 (the “Expiration Date”) and may be exercised in whole or in part at anytime prior to the Expiration Date.  The Company has agreed to file a registration with the Securities & Exchange Commission covering the Class A Warrants and the Class A Warrant Shares and to maintain the effectiveness of the registration statement through the Expiration Date.

Incentive Stock Plan

On June 15, 2008 our shareholders adopted the 2008 Incentive Stock Plan.  The Plan reserves 10,000,000 shares of our common stock for future issuance upon the grant of stock based compensation awards.  The Plan is administered by our Board of Directors who may grant stock or stock option awards to any of our officers, directors, employees or consultants and may grant qualified incentive stock option awards under Section 422 of the Internal Revenue Code of 1986 as Amended, to any qualified participant.  The Plan and any options granted under the plan expire on June 15, 2018.  We have no other long-term incentive plans or stock plans.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated under the laws of the State of Nevada on June 4, 2008 under the name Trilink Energy, Inc. The Company has two (2) subsidiaries and has no affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than the purchase of our oil & gas leases as more fully described elsewhere in this prospectus.    We have a specific business plan being to undertake the acquisition of additional undeveloped oil & gas leases.  We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

Business Development of Issuer Since Inception

Competitive Factors

The energy industry is highly fragmented. We are competing with many other exploration and oil & gas leasing companies looking for oil and gas resources. We are one of the smallest of the oil & gas leasing companies and are a small participant in the oil & gas business that is the cornerstone of our business activity. While we generally compete with other land lease companies, readily available markets currently exist for the sale of oil & gas and for the sale of oil & leaseholds. Therefore, we will likely be able to sell any oil & gas that we are able to recover, in the event commercial quantities are discovered on any properties that we own, notwithstanding the amount of competition we face.

Regulations

Our oil and gas leasing activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.  At present, we have no employees as such although each of our officers and directors devotes a portion of his time to the affairs of the Company.  We have employment agreements with our two executive officers. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

As indicated above we will hire subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of potential subcontractors.  We do not intend to initiate negotiations or hire anyone until we are nearing the time of commencement of our planned exploration activities.

DESCRIPTION OF PROPERTY

We hold a 2.0% net overriding royalty interest on 10 leases covering 3,224 acres of undeveloped oil and gas prospects located on Federal land in Huerfano County, Colorado.

MARKET FOR COMMON SHARES & RELATED STOCKHOLDERS MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock or our warrants.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Trilink and its management make no representation about the present or future value of Trilink common stock.

As of the date of this prospectus,

1. We have 5,000,000 warrants to purchase an equal number of shares of our common stock $.0001 par value at a price of $5.00 per share.  In addition, we have 10,000,000 shares of our common stock reserved for issuance pursuant to the terms of our 2008 Incentive Stock Plan.  No shares have been granted under the Plan and there are no options or warrants outstanding under the Plan.

2. There are currently 595,000 shares of our common stock that are eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of our common stock (595,000 shares), Class A Warrants (5,000,000 warrants) and shares of common stock underlying the Class A Warrants (5,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

Holders

As of the date of this prospectus, we have 595,000 shares of $0.0001 par value common stock issued and outstanding held by 4 shareholders of record.

Dividends

To date, we have neither declared nor paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of its business, and we do not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

PLAN OF OPERATIONS
Forward Looking Statements

This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

We are a start-up, pre-exploration stage company.  We have a limited operating history and have not yet generated or realized any revenues from our activities.  We have yet to undertake any exploration activity.  As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future.

We initially secured the rights to mineral leases on an aggregate of 5,169 gross acres located in Huerfano County, Colorado (the “Huerfano County Prospect”) and Decatur County, Kansas (the “Decatur County Prospect”).  The leases in the Huerfano County Prospect were sold and the all of the leases in the Decatur County Prospect have expired without being renewed.  We have retained a net 2.0% overriding royalty interest in respect of the Huerfano County Prospect.

Our goal is to secure additional capital to facilitate our operations and to implement our strategy to acquire additional mineral leases in undeveloped areas located throughout the continental United States.  The steps we need to take to implement our strategy include:

●	Raise the necessary capital required to acquire, explore for and produce oil, conventional natural gas and unconventional natural gas;

●	Assemble a group of talented and experienced employees, partners and consultants to execute the strategic objectives;

●
Create value by executing a ‘lease acquisition’ business plan, subsequently optimizing the value of each newly acquired property. Executing this phase of the strategy should in turn provide asset value for the acquisition and enhancement of additional properties, and create synergies among these assets, further improving their value.

●	Identify and utilize industry partners to mitigate risk and leverage resources and acreage through joint ventures, farm-out agreements and strategic pooling of acreage.

Our capital commitments for the next twelve months consist of expenses associated with the undertaking our planned exploration work and other corporate expenses.

We have no office equipment, facilities equipment, plant or significant equipment to sell, nor do we have plans to buy any plant or significant equipment during the next twelve months. We will not buy any oil & gas producing equipment until we have located a productive interest and we have determined it is economical to extract the oil or gas from the property.

We may attempt to interest other companies to undertake lease acquisition opportunities with us or to conduct exploration work on lease properties that we may acquire in connection with us.  Neither of these avenues has been pursued as of the date of this prospectus.

We do not intend to hire any employees at this time. Unaffiliated independent contractors that we will hire will conduct all prospect and lease acquisition due diligence services including geological mapping work, seismologic studies and interpretation, and lease negotiation and purchase. The independent contractors will be responsible for surveying, land, title and exploration.  We may engage a geologist to assist in evaluating the information derived from the any exploration we undertake including advising us on the economic feasibility of removing any deposits we may discover.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of the date of this Prospectus we have generated only limited revenues, and have experienced negative cash flow from minimal operating activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Trends

We are in the pre-explorations stage, have generated limited revenue and have limited prospects of generating appreciable revenue in the foreseeable future.  We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in “Risk Factors”.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on June 4, 2008.  We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the exploration of our property before we start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to fully implement our phased exploration program.  We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Results of Operations - 12 months ended May 31, 2009.

For the period from June 4, 2008 (date of inception) to May 31, 2009 we had a net loss of $69,623 and for the nine months ended February 28, 2010 we had a net loss of $49,534.   This represents a net loss per share based on a weighted average number of shares outstanding of $0.12 and of $0.08, respectively.   We have generated $55,184 in revenue from operations since inception.  Our loss to date represents various expenses incurred with organizing the company, undertaking audits, paying management fees and general office expenses.

Balance Sheet as at May 31, 2009

Total cash, cash equivalents and working capital, as at February 28, 2010 and May 31, 2009 was $44,324 and $33,293, respectively.

Our cash was derived from the sale of leases on August 3, 2008 of $55,184.

Total shareholders’ equity as at February 28, 2010 and May 31, 2009 was $52,527 and $39,893, respectively.  Total shares outstanding as at February 28, 2010 were 595,000 shares.

As of the date of this Prospectus our outstanding share capital is 595,000 shares of common stock.

Our Planned Lease Purchase Program

Our anticipated lease acquisition costs over the next twelve months are conditioned upon locating satisfactory financing and increasing our working capital.  In order to purchase additional leaseholds we will have to raise additional investment capital since our remaining cash on hand is fully committed to ongoing administrative expenses of the Company.

MANAGEMENT
Officers and Directors

Each of our Directors serves for a term of three (3) years or until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name	Age	Position

John E. Rayl	62	President, Treasurer, Principal Executive Officer, Principal Financial Officer and Director

Charles A. Koenig	56	Secretary and Director

(1)	John E. Rayl was appointed a Director, President and Principal Executive Officer and Principal Financial Officer on June 4, 2008.

(2)	Charles A. Koenig was appointed a Director and Secretary on June 4, 2008.

Background of officers and directors

John E. Rayl, is our President, Treasurer and serves as Chairman of our Board of Directors.  Mr. Rayl, has over 40 years of experience in organizing, financing and managing investment programs and small to medium size operating companies.  His experience includes serving as general partner in limited partnerships formed to finance the development of real property and gas and oil properties, and as a trustee of business trusts formed to acquire, finance and lease of over $1 billion of personal property including high tech communications and data processing equipment, special use manufacturing facilities and aircraft.  Mr. Rayl is a certified public accountant and graduated from Capital University, Columbus Ohio with a BA in 1969 and an MBA in 1977 and is a United States Army veteran.

Charles A. Koenig, is our Secretary, general counsel and serves as a member of our Board of Directors.  Mr. Koenig is a securities attorney and graduated from The Ohio State University with both an MBA and Juris Doctor degrees and has over 35 years of business, management and legal experience.

Our officers and directors devote a limited amount of their time to the affairs of the Company.  Our President and Treasurer devotes about 16 hours a month on administrative and accounting matters.  As Secretary, Charles Koenig spends approximately 16 hours per month on corporate matters. However, our officers have agreed to devote more time to our affairs during the period when we are conducting a lease prospect work evaluation program and on as needed basis.

BOARD OF DIRECTORS MEETINGS
AND ATTENDANCE AT SHAREHOLDER MEETINGS

Apart from the Audit Committee, the Company has no other Board committees. The Company expects all directors to be in attendance at shareholder meetings and attempts to schedule meetings at a time when all directors will be able to attend, however conflicting schedules, may on occasion preclude attendance at shareholder meetings.  Since inception on June 4, 2008 our board of directors and our shareholders has conducted their business entirely by consent resolutions and has not met, as such.

AUDIT COMMITTEE FINANCIAL EXPERT

Below is a description of the Audit Committee of the Board of Directors.  The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.  Our audit committee is comprised of John E. Rayl our President and Chairman of the audit committee, and Charles A. Koenig our Secretary neither of whom are independent.  Mr. Rayl can be considered an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Section 16(a) of the Securities Exchange Act of 1934

Following registration of the Company under the Securities Exchange Act of 1934, Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all section 16(a) forms they file.

Family Relationships

Our President and Treasurer and our Secretary are unrelated.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)       has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)       was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)       was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)       was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)        was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)        was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The Company was formed on June 4, 2009.  We have employment agreements with our two executive officers.  We do not currently have plans to pay any officers compensation until such time as we can achieve a positive working capital.

Summary Compensation Table

		Annual			All Other
Name and Principal Position	Year	Compensation	Awards	Payouts	Compensation
John E. Rayl (1)	2008	None	None	None	None
President, Treasurer and Director	2009	None	None	None	$4,000
Charles A. Koenig (2)	2008	None	None	None	None
Secretary and Director	2009	None	None	None	None

(1)
We have an employment agreement with Mr. Rayl dated June 15, 2008 which provides for annual compensation of $24,000.  Compensation for the period ending May 31, 2009 in the amount of $24,000 and for the nine months ended February 28, 2010 in the amount of $18,000 was accrued and contributed to additional paid in capital.

(2)
We have an employment agreement with Mr. Koenig dated June 15, 2008 which provides for annual compensation of $24,000.  Compensation for the period ending May 31, 2009 in the amount of $24,000 and for the nine months ended February 28, 2010 in the amount of $18,000 was accrued and contributed to additional paid in capital.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Trilink Energy, Inc. or for meetings they may attend except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Plan and Other Long-Term Incentive Plan

On June 15, 2008 our shareholders adopted the 2008 Incentive Stock Plan.  The Plan reserves 10,000,000 shares of our common stock for future issuance upon the grant of stock based compensation awards.  The Plan is administered by our Board of Directors who may grant stock or stock option awards to any of our officers, directors, employees or consultants and may grant qualified incentive stock option awards under Section 422 of the Internal Revenue Code of 1986 as Amended, to any qualified participant.  The Plan and any options granted under the plan expire on June 15, 2018.  We have no other long-term incentive plans or stock plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as at February 28, 2010, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. Except as otherwise indicated, the shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Common	John E. Rayl (a)	3,385,200	60.50%
	P.O. Box 21147
	Columbus, Ohio 43221

Common	Charles A. Koenig (a)	3,385,200	60.50%
	P.O. Box 21147
	Columbus, Ohio 43221

Common	Christopher Miller (b)	1,786,650	31.93%
	1776 S. Jackson Street
	Denver, CO 80210

Common	Michael Humecki (c)	423,150	7.56%
	1400 16th St.
	Denver, CO 80202

	Officers and directors as a group	3,808,350	68.07%

(a)
Includes 360,000 shares of Trilink common stock and 3,025,200 Trilink Class A Warrants for the purchase of 3,025,200 shares of Trilink common stock owned by Mid-Elm Investments LTD LLC in which Messrs Rayl and Koenig are each an officer and control the decision making in regards to the shares.

(b)
Includes 45,000 shares of Trilink common stock and 378,150 Trilink Class A Warrants for the purchase of 378,150 shares of Trilink common stock owned directly by Mr. Miller and 145,000 shares of Trilink common stock and 1,218,500 Class A Warrants for the purchase of 1,218,500 shares of Trilink common stock owned by Deep Dog Properties LLC which is owned by PTO Acquisition Inc. of which Mr. Miller is the sole director and officer and controlling shareholder.

(c)	Includes 45,000 shares of Trilink common stock and 378,150 Trilink Class A Warrants for the purchase of 378,150 shares of Trilink common stock owned directly by Mr. Humecki.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, or proposed transactions, which exceed $120,000 or have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest except as follows:

We acquired our oil & gas lease properties from a wholly-owned subsidiary of PTO Acquisition, Inc. which is a company controlled by Christopher Miller.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502(1) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at our request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to us or our stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502(2) of the Nevada Revised Statutes empowers us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that he or she acted in any of the capacities described above in the discussion of Section 78.7502(1), against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those mentioned above in the discussion of Section 78.7502(1), except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged by a court of competent jurisdiction to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes also provides that to the extent a director or officer of our company has been successful in the defense of any action, suit or proceeding of the type mentioned above in the discussion of Section 78.7502(1) or (2), or in the defense of any claim, issue or matter in the litigation, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense.

Our articles of incorporation require us to indemnify, to the fullest extent permitted by the General Corporation Law of Nevada, any and all persons that we have the power to indemnify under such law against all expenses, liabilities or other matters referred to in, or covered by, such law. Our articles of incorporation also provide that we may purchase and maintain insurance for the benefit of any person covered by the foregoing indemnification against any liability asserted against him or her and incurred by him or her in any capacity for which indemnification is permitted under the General Corporation Law of Nevada, or any liability arising out of such status, whether or not we would have the power to indemnify him or her against such liability.

Our bylaws also contain provisions relating to indemnification of our directors, officers, employees and agents, however the provisions in our articles of incorporation supersede such bylaws provisions.

Indemnification Agreements

We have indemnification agreements with each of our executive officers.  The indemnification agreements provide, among other things, for the payment of litigation expenses, contribution and payment of liability, litigation management and procedures for the payment of expenses and liabilities.  The officers have notified the Company of their entitlement of indemnification in respect of the lawsuit filed against them by the Litigant Group as more fully described elsewhere in this Prospectus.

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Trilink has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Trilink of expenses incurred or paid by a director, officer or controlling person of Trilink in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Trilink will, unless in the opinion of Trilink legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Charles A. Koenig, Attorney at Law, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Gruber & Company LLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL PROCEEDINGS

On February 13, 2009, a lawsuit was filed in the United States District Court District of New Jersey (Case No. 2:09-cv-618) (the “Lawsuit”), against the Company’s two wholly-owned subsidiaries, their three officers, and three shareholders of the Company, one of whom is an officer of PTO Acquisition Inc. (“PTO”), on behalf of seven persons who are minority shareholders of PTO (the “Litigant Group”).  We believe the Litigant Group filed the Lawsuit in response to the Company’s refusal to permit the lead plaintiff of the Litigant Group to serve as an advisor and consultant for the Company.  Specifically, the Litigant Group maintains that MPL, TPL each of their officers and the president of PTO transferred assets from PTO to MPL and TPL without adequate consideration.  In the Lawsuit the Litigant Group seeks return of the properties the Company purchased from PTO and other unspecified monetary damages.  The Lawsuit includes an allegation of violation of 18 USCA Section 1961.  The defendants have filed an answer in the Lawsuit denying any wrongdoing.

We believe the Lawsuit is without merit, is frivolous and was filed solely for the purpose of gaining for lead plaintiff a position of control over the Company.  We intend to aggressively pursue all remedies in this matter and believe that the courts will ultimately find the Lawsuit to be frivolous and without merit.  The Defendants filed for a change of venue to the Southern District of Ohio, as the Litigant Group improperly selected New Jersey, the lead plaintiff's home state, in which to prosecute the Lawsuit.  The New Jersey District Court granted the Defendants’ motion to change venue on December 17, 2009 and ordered that the Lawsuit be transferred to the Southern District of Ohio.  As of the date of this prospectus, the Litigant Group has not re-activated the Lawsuit and has not pursued further prosecution of their claims.

TRANSFER AGENT AND REGISTRAR

We have engaged the services of Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209 to act as transfer agent and registrar of our shares of common stock and to act as warrant agent and registrar of our Class A Warrants.

WHERE YOU CAN FIND MORE INFORMATION

Trilink has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Trilink and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. The address of the Commission’s web site is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Trilink has filed a registration statement of which this Prospectus is a part, to register its shares under the Securities Exchange Act of 1934.  As a result, Trilink will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

Trilink Energy, Inc. and Subsidiaries

I N D E X

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Of Trilink Energy, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Trilink Energy, Inc. and Subsidiaries as of May 31, 2009 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period June 4, 2008 (inception) through May 31, 2009. Trilink Energy Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trilink Energy, Inc. and Subsidiaries as of May 31, 2009, and the results of its operations and its cash flows for the period June 4, 2008 (inception) through May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri
March 10, 2010

Trilink Energy, Inc. and Subsidiaries
Consolidated Balance Sheet
As of May 31, 2009

May 31, 2009
(Audited)
ASSETS

Current Assets:
Cash	$44,324
Accounts Receivable	-
Properties held for resale (net of valuation reserve of $15,897)	1,603
Total Current Assets	45,927

Property held for investment net of valuation reserve	6,600

Total Assets	$52,527

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	$-
Total Current Liabilities	-

Long Term Liabilities Payable	-

Total Liabilities	$-

Stockholders' Equity:
Common Stock - $.0001 par value, 100,000,000 shares
authorized, 595,000 shares issued and outstanding	$60
Additional Paid-In Capital	122,090
Accumulated Deficit	(69,623)

Total Stockholders' Equity	52,527

Total Liabilities and Stockholders' Equity	$52,527

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Period June 4, 2008 (Date of Inception)
Through May 31, 2009

For the Period
June 4, 2008 (Date of Inception)
Through May 31, 2009
(Audited)

Revenues	$55,184
Cost of Goods Sold	50,000

Gross Profit	5,184

Operating Expenses
General and Administrative	58,910
Stock based compensation
Depreciation and amortization

Total Operating Expenses	58,910

Other Expenses
Valuation allowance for long lived assets	15,897
Other income	-

Net Income (Loss)	$(69,623)

Basic net loss per share before extraordinary item	$(0.12)
Basic net income from extraordinary item	$-
Basic net loss per share	$(0.12)

Weighted average shares outstanding	589,085

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
Consolidated Statement of Cash Flow
For the Period June 4, 2008 (Date of Inception)
Through May 31, 2009

For the Period
June 4, 2008 (Date of Inception)
Through May 31, 2009
(Audited)
Cash Flows from Operating Activities

Net (Loss)	$(69,623)

Adjustments to reconcile net loss to net cash provided by operating activities:
Rent expense contributed to capital	1,200
Officers compensation contributed to capital	48,000
Loss on impairment of long-lived assets	15,897
Stock based payment for property held for resale	72,500
Changes in assets and liabilities:
Property held for resale	(17,500)

Net Cash Used in Operating Activities	50,474

Net Cash Flows Used in Investing Activities:
Purchase royalty and lease interests	6,600

Net Cash Flows Used in Investing Activities	6,600

Cash Flows From Financing Activities:
Sale of securities for cash, net	450

Net Cash From Financing Activities	450

Net (Decrease) Increase in Cash	$44,324
Cash at Beginning of Period	-
Cash at End of Period	$44,324

Supplemental Disclosures of Cash Flow Information:

      Cash paid during the periods for:

2009
Interest	$-0-
Income taxes	$-0-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the period ended May 31, 2009:

During the period ended May 31, 2009, the Company issued 450,000 shares of $0.0001 par value common stock to our founders in exchange for, in the aggregate, $450 or $0.001 per share.

During the period ended May 31, 2009, the Company issued 45,000 shares of $0.0001 par value common stock as part of the consideration paid for oil & gas leases located in Decatur County, Kansas (“Decatur Leases”), valued in the aggregate at $17,500 or $0.55 per share.

During the period ended May 31, 2009, the Company issued 100,000 shares of $0.0001 par value common stock as part of the consideration paid for oil & gas leases located in Huerfano County, CO (“Huerfano Leases”), valued in the aggregate at $55,000 or $0.55 per share.

During the period ended May 31, 2009, the Company distributed Class A Warrants to shareholders for the purchase of 5,000,000 shares of common stock at an exercise price of $5.00.

During the period ended May 31, 2009, the Company recorded $48,000 of officers’ compensation expense and $1,200 of rent expense owed to shareholders as contributed to paid in capital.

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
Statements of Stockholder’s Equity
For the Period June 4, 2008 (Date of Inception)
Through May 31, 2009

	Common Stock
	Number of		Additional Paid-in	Accumulated Retained	Total Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity

Shares issued to founders	450,000	$45	$405		$450
Shares issued for oil & gas leases	145,000	15	72,485		72,500
Contributed to capital:
Rent contributed by shareholder			1,200		1,200
Officers compensation			48,000		48,000
Net loss for the period				$(69,623)	(69,623)

Balance, May 31, 2009	595,000	$60	$122,090	$(69,623)	$52,527

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Period June 4, 2008 (Date of Inception) Through May 31, 2009

NOTE 1 – DESCRIPTION OF BUSINESS

Trilink Energy, Inc. (“TEI”) is a Nevada corporation incorporated on June 4, 2008.  TEI is a non-operating holding company owning 100% of the member interest of Trilink Properties LLC (“TPL”), a Colorado limited liability company formed on June 13, 2008 and 100% of the member interests of Medano Properties LLC (“MPL”), a Colorado limited liability company formed on June 13, 2008.  TEI, TPL and MPL are collectively referred to hereafter as the “Company.”

The Decatur County, Kansas Lease Purchase

On June 10, 2008, TPL purchased 10 unproven oil & gas leases covering approximately 2,337 acres located in Decatur County, Kansas (the “Decatur Leases”).  Consideration paid for these leases included 45,000 shares of TEI common stock, and the assumption of assigned royalty interests.  The Decatur Leases are held for resale and/or development.  The accompanying financial statements include $17,500 as the purchase price of the Decatur Leases.  Unproven oil & gas leases decline in value as the time remaining to expiration is reduced and as of May 31, 2009, the Company has recognized a valuation reserve of $15,897 in respect of the decreased value of expiring unproven leases.

The Huerfano County, Colorado Lease Purchase

On July 1, 2008, MPL purchased 10 federal land lease sections of unproven oil & gas interests covering approximately 3,200 acres located in Huerfano County, Colorado (the “Huerfano Leases”).  Consideration paid for these leases included 100,000 shares of TEI common stock, and the assumption of assigned royalty interests.  The Huerfano Leases were sold on August 3, 2008 for $55,183 in cash and a retained overriding royalty interest of 2.0%, net of assigned royalty interest.  The accompanying financial statements include $5,184 gain on sale and $5,000 of amortizable royalty interest.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of TEI and its wholly owned subsidiaries, TPL and MPL. Significant inter-company balances and transactions have been eliminated upon consolidation.

Valuation of Derivative Instruments

Guidance issued by the Financial Accounting Standards Board (“FASB”) requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with guidance issued by the FASB to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. At February 28, 2010, the Company had no derivative instrument liabilities.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Successful Efforts Accounting

The Company follows the successful efforts method to account for its crude oil and natural gas operations. Under this method of accounting, all costs associated with oil and gas lease acquisition costs, successful exploratory wells and all development wells are capitalized and amortized on a unit-of-production basis over the remaining life of proved developed reserves and proved reserves on a field basis. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are charged to expense when incurred.

Valuation of Property and Equipment

The Company follows the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires that the Company’s long-lived assets, including its oil and gas properties, be assessed for potential impairment in their carrying values whenever events or changes in circumstances indicate such impairment may have occurred. An impairment charge to current operations is recognized when the estimated undiscounted future net cash flows of the asset are less than its carrying value. Any such impairment is recognized based on the differences in the carrying value and estimated fair value of the impaired asset.

SFAS 144 provides for future revenue from the Company’s oil and gas production to be estimated based upon prices at which management reasonably estimates such products will be sold. These estimates of future product prices may differ from current market prices of oil and gas. Any downward revisions to management’s estimates of future production or product prices could result in an impairment of the Company’s oil and gas properties in subsequent periods.

The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties held for investment. At May 31, 2009 the company held five leases covering 800 acres of unproved oil & gas acreage.

Revenue Recognition

The Company recognizes revenue from the sale of oil and natural gas leases as proceeds are received from such sales and recognizes revenue from oil and natural gas revenue for its interest in producing wells as oil and natural gas is produced and sold from those wells.

Income Taxes

The Company is subject to income and other related taxes in areas in which it operates. When recording income tax expense, certain estimates are required by management due to timing and the impact of future events on when income tax expenses and benefits are recognized by the Company. The Company evaluates periodically its tax operating loss and other carry forwards to determine whether a gross deferred tax asset, as well as a related valuation allowance, should be recognized in its financial statements.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Share Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payments” (“FAS 123R”). The Company adopted the disclosure requirements of FAS 123R.  FAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FAS 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to FAS 123R, only certain pro forma disclosures of fair value were required.

Equipment

Property, plant and equipment are carried at original cost. Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

Years
Buildings and improvements	40
Machinery and equipment	10
Office furniture and equipment	3 – 7

Loss per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. The Company had a loss for its fiscal period ended May 31, 2009. Basic and diluted loss per share is the same in that all common stock equivalents are anti-dilutive.

Fair Value Measurements

The Company adopted new guidance which is now part of ASC 820-10 (formerly Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157), Fair Value Measurements (“FAS 157”), effective January 1, 2007. SFAS 157 does not require any new fair value measurements; instead it defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles and expands disclosure about fair value measurements. The adoption of SFAS 157 for our financial assets and liabilities did not have an impact on our financial position or operating results. Beginning January 1, 2008, assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs, as defined by SFAS 157, are as follows:

●	Level 1 – quoted prices in active markets for identical assets or liabilities.

●	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

●	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

	Level I	Level II	Level III	Total
Cash and cash equivalents	$44,324			$44,324
Property held for resale			$1,603	$1,603
Property held for investment			$6,600	$6,600

Recent Accounting Pronouncements

In December 2007, the FASB issued guidance which is now part of ASC 810-10, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51 ” (formerly Statement of Financial Accounting Standards (SFAS) 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ). This guidance establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  We adopted the provisions of this guidance as required.

In March 2008, the FASB issued guidance ASC 815-10 (formerly Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and seeks to enhance disclosure about how and why a company uses derivatives; how derivative instruments are accounted for under SFAS 133 (and the interpretations of that standard); and how derivatives affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption. The adoption of SFAS No. 161 did not have a material impact on our consolidated financial statements.

In April 2008, the FASB issued revised guidance on determining the useful life of intangible assets. The revised guidance, which is now part of ASC 350-30 General Intangibles Other than Goodwill (previously Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Asset)s, amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. The Position will be effective for fiscal years beginning after December 15, 2008 and will only apply prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. The adoption of SFAS No. 142-3 did not have a material impact on our consolidated financial statements.

In May 2008, the FASB issued revised guidance on Convertible Debt Instruments. The revised guidance which is now part of ASC 470-20 (formerly Staff Position No. Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP No. APB 14-1”)). FSP No. APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. FSP No. APB 14-1 is effective for us as of January 1, 2009. The adoption of FSP No. APB 14-1 did not have an impact on our consolidated financial statements.

In June 2008, the FASB ratified guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity (formerly EITF (Emerging Issues Task Force) 07-05), Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. The objective of this issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. This issue applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative instrument or an instrument which may be potentially settled in an entity’s own stock regardless of whether the instrument possess derivative characteristics. This issue provides a two-step approach to assist in making these determinations and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of EITF 07-05 did not have a material impact on our consolidated financial statements for the period ending May 31, 2009.

In August 2008, the SEC announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards, or IFRS. IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board, or IASB. Under the proposed roadmap, the Company could be required in fiscal year 2014 to prepare financial statements in accordance with IFRS and the SEC will make a determination in 2011 regarding mandatory adoption of IFRS. The Company is assessing the impact that this potential change would have on our consolidated financial statements and will continue to monitor the development of the potential implementation of IFRS.

In April 2009, the FASB issued guidance which is now part of ASC 825-10 Financial Instruments (formerly Financial Staff Position SFAS 107-1 and Accounting Principles Board (APB) Opinion No. 28-1, Interim Disclosures about Fair Value of Financial Instruments (SFAS 107-1 and APB 28-1). This statement amends FASB Statement No. 107, Disclosures about Fair Values of Financial Instruments, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. The statement also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. This statement is effective for interim periods ending after June 15, 2009. The adoption of SFAS 107-1 and APB 28-1 did not have an impact on the Company’s financial statements.

In May 2009, the FASB issued new guidance for accounting for subsequent events. The new guidance, which is now part of ASC 855-10, Subsequent Events (formerly, SFAS No. 165, Subsequent Events) is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements. Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company. Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009. We adopted the provisions of SFAS 165 as required.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140 (“SFAS 166”). SFAS 166 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the Company’s financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No.167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the Company’s financial statements.

In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles), (“SFAS 168”). SFAS 168 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 did not have a material impact on the Company’s financial statements.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are utilized as estimates of the fair values of financial instruments. Since no quoted market prices exist for certain of the Company’s financial instruments, the fair values of such instruments have been derived based on management’s assumptions, the estimated amount and timing of future cash flows and estimated discount rates. The estimation methods for individual classifications of financial instruments are described more fully below. Different assumptions could significantly affect these estimates. Accordingly, the net realizable values could be materially different from the estimates presented below. In addition, the estimates are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the combined Company.

Short-term Financial Instruments

The carrying value of short-term financial instruments, including cash, restricted cash, trade accounts receivable, accounts payable, accrued expenses and short-term debt, approximates the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market.  The Company maintains cash balances at financial institutions that are insured by the FDIC up to $250,000.  At May 31, 2009 the Company had no amounts in excess of the FDIC limit.

NOTE 3 – PLAN OF 0PERATIONS

The Company’s revenue has been derived from the sale of oil & gas lease properties held for resale.  The Company’s cash on hand is sufficient to fund the Company’s operations for the next 12 months.

The Company will require additional capital in order to acquire further oil & gas lease properties or to develop and extend its current oil & gas leases.  The Company believes that it will be necessary to sell additional debt or equity securities in to order to provide the capital necessary to purchase additional oil & gas leases or develop its existing properties.  There is no assurance that the Company will be able to sell its debt or securities, or if able to do so, that such debt or equity securities can be issued on acceptable or favorable terms.

NOTE 4 – PROPERTY HELD FOR RESALE

All of the Company’s oil & gas leases (the “Leases”) are held for resale.  At present, the Company does not intend to further develop or improve any of its Leases, although the Company reserves the right to change this plan at any time in the future.

Leases held for resale at May 31, 2009 consists of the following:

2009

Leases held at the beginning of the period	$-0-
Leases acquired during the period	72,500
Leases disposed of during the period	(55,000)
Leases held at the end of the period	$17,500

The valuation reserve related to properties held for resale at May 31, 2009 consists of the following:

2009

Valuation reserve beginning	$-0-
Valuation additions	15,897
Valuation reserve related to properties disposed of	-0-
Valuation reserve ending	$15,897

NOTE 5 – PROPERTY HELD FOR INVESTMENT

The Company owns an overriding royalty interest retained from the sale of the Huerfano Leases at a carrying value of $6,600.  The underlying property is undeveloped and nonproducing.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Facilities

The Company is provided office and storage space at the office of its principal executive officer at the rate of $100 per month on a month to month basis.  The accompanying financial statements include $1,200 of rent expense and $1,200 as a contribution to capital in respect of the rent due for the period ending May 31, 2009.

Future Commitments

The Company does not have any material future commitments that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, capital expenditures or liquidity.

Claims and Lawsuits

A lawsuit seeking damages and other relief is pending against MPL and TPL and their officers.  The Company has provided the officers with indemnification in conjunction with this lawsuit and as of the date of the accompanying financial statements has not made significant payments under these indemnifications.  It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, the Company believes that the claims presented in the lawsuit are grossly exaggerated and without merit, are not supported by the facts or circumstances underlying the lawsuit, and are frivolous in all material respects.  The Company denies all substantive claims and allegations that have been asserted in the lawsuit, and does not believe that it has any material legal liability in this matter.  The Company is vigorously contesting the lawsuit and intends to pursue recovery of all costs and damages caused by the lawsuit.

NOTE 7 – ASSET RETIREMENT OBLIGATIONS

The Company records depreciation of the capitalized asset retirement cost and accretion of the asset retirement obligation over time. The depreciation will generally be determined on a straight line basis, while the accretion to be recognized will escalate over the life of the producing assets, typically as production declines. The following table indicates the changes to the Company’s asset retirement obligations for the period ending May 31, 2009:

2009
Balance at inception	$-0-
Liabilities incurred	-0-
Accretion expense	-0-
Balance at May 31, 2009	$-0-

NOTE 8 – OFFICERS COMPENSATION

The Company has a Key Employee Agreement with two officers.  The terms of the agreements provide that the executives are employed on an “at will” basis at an annual rate of compensation of $24,000 each, having an initial term of two years.

The accompanying financial statements include an accrual of $48,000 of officer’s compensation expense for the period ending May 31, 2009 and $48,000 of contribution to capital in respect of such expense.

NOTE 9 – CAPITAL STOCK

Common Stock

The Company has authorized 100,000,000 shares of common stock $0.0001 par value per share (the “Common Stock”).  As of May 31, 2009, the Company has 595,000 shares of Common Stock issued and outstanding.

Class A Warrants

On October 15, 2008 the Company distributed 5,000,000 Class A Warrants to its shareholders.  Each Class A Warrant entitle the holder to purchase one (1) share of the Company’s Common Stock (a “Warrant Share”) at a price of $5.00 and may be exercised at any time up to 5:00pm

Eastern Time on December 31, 2014.  The Class A Warrants may be redeemed by the Company in whole or in part at the sole election of the Company upon notice and payment to the holder of the redemption price of one-tenth of one cent ($0.001) per Warrant Share.

Registration Rights Agreement

The Company has granted registration rights to the holder of 145,000 shares (the “Registrable Shares”) of Common Stock under the terms of a Registration Rights Agreement dated July 1, 2008.   The Agreement includes a right to repurchase the registrable shares at a price of one cent per share in the event the holder is dissolved or becomes insolvent or makes an assignment for the benefit of creditors (a “Trigger Event”) at anytime within two years from the date of the Agreement.

Incentive Stock Plan

The Incentive Stock Plan (the “Plan”) was adopted by the Board and approved by a majority of the Company's stockholders on June 15, 2008.  The Plan is intended to meet the requirements for favorable income tax treatment pursuant to the IRC as a qualified employee incentive plan.  The Plan provides for the issuance of shares or of options for the purchase of up to 10,000,000 shares of the Company’s Common Stock at a price to be no less than the fair value of the Company’s shares of common stock on the date of grant.  Qualified awards under the Plan may only be made to employees of the Company and non-qualified awards may be made to consultants and non-employees.  The Plan provides for termination of options granted upon the termination of employment.  The Plan stock, stock options and the common stock which may be issued pursuant to the Plan stock options are not registered securities, and the Company has no obligation to register such securities.

There are no options granted or outstanding under the Plan as of May 31, 2009.

Summary of Warrants and Options Outstanding

A summary of the status of warrants and options granted at May 31, 2009 and changes during the period then ended is presented below:

For the Period
Ended May 31, 2009
	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	-	$-
Granted	5,000,000	25,000,000
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at end of period	5,000,000	$25,000,000

A summary of the status of the warrants outstanding at May 31, 2009 is presented below:

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$5.00	5,000,000	5.3 yrs	$5.00	5,000,000	$5.00

NOTE 10 – INCOME TAXES

The Company uses the liability method for calculating its income tax expense, where deferred taxes and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the Company’s first fiscal period ended May 31, 2009, the company incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $69,623 at May 31, 2009, and will expire in the year 2028.

2009
Deferred tax assets:
Net operating loss and credit carryforwards	$21,240
Less valuation allowance	21,240

Total deferred tax assets	$-0-

NOTE 11 – EARNINGS PER SHARE

The Company’s calculation of earnings per share is as follows:

2009

Net Loss Applicable to Common Shareholders	$69,623

Average Basic and Diluted Shares Outstanding	589,085

Net Loss per Common Share
Basic and Diluted	$0.12

NOTE 12 – MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

The Company has evaluated subsequent events through the time March 10, 2010 which is the date these consolidated financial statements were issued.  No events have occurred subsequent to March 10, 2010 that requires disclosure or recognition in these financial statements other than the Company’s filing of a registration statement with the Securities & Exchange Commission covering 145,000 shares of common stock, 5,000,000 Class A Warrants and 5,000,000 shares of common stock underlying the Class A Warrants.

Trilink Energy, Inc. and Subsidiaries

I N D E X

Consolidated Balance Sheets as of May 31, 2009 (Audited) and February 28, 2010 (Unaudited)	57

Consolidated Statement of Operations For the Period June 4, 2008 (Date of Inception) to February 28, 2009 (Unaudited) and the Nine Months Ended February 28, 2010 (Unaudited)	58

Consolidated Statement of Cash Flow For the Period June 4, 2008 (Date of Inception) to February 28, 2009 (Unaudited) and the Nine Months Ended February 28, 2010 (Unaudited)	59

Notes to the Consolidated Financial Statements (Unaudited)	61 to 71

Trilink Energy, Inc. and Subsidiaries
Consolidated Balance Sheets as of
February 28, 2010 (Unaudited) and May 31, 2009 (Audited)

	February 28	May 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash	$33,293	$44,324
Accounts Receivable	-	-
Properties held for investment net of valuation reserve	-	1,603
Total Current Assets	33,293	45,927

Property held for investment net of valuation reserve	6,600	6,600

Total Assets	$39,893	$52,527

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$-	$-
Total Current Liabilities	-	-

Long Term Liabilities Payable	-	-

Total Liabilities	-	-

Stockholders' Equity
Common Stock - $.0001 par value, 100,000,000 shares
authorized, 595,000 shares issued and outstanding	60	60
Additional Paid-In Capital	158,990	122,090
Accumulated Deficit	(119,157)	(69,623)

Total Stockholders' Equity	39,893	52,527

Total Liabilities and Stockholders' Equity	$39,893	$52,527

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Period June 4, 2008 (Date of Inception) to February 28, 2009
(Unaudited) and the Nine Months Ended February 28, 2010 (Unaudited)

	Nine Months	Period
	Ended	Ended
	February 28,	February 28,
	2010	2009
	(Unaudited)	(Unaudited)

Revenues	$-	$55,184
Cost of Goods Sold	-	50,000

Gross Profit	-	5,184

Operating Expenses
General and Administrative	47,931	46,910
Stock based compensation	-	-
Depreciation and amortization	-	-

Total Operating Expenses	47,931	46,910

Other Expenses
Valuation allowance for long lived assets	1,603	15,897
Interest expense	-	-
Other income

Net Income (Loss)	$(49,534)	$(57,623)

Basic net (loss) per share before extraordinary item	$(0.08)	$(0.10)
Basic net income (loss) from extraordinary item	$-	$-

Basic net (loss) per share	$(0.08)	$(0.10)

Weighted average shares outstanding	595,000	584,123

The accompanying notes are an integral part of these financial statements

Trilink Energy Inc. and Subsidiaries
Consolidated Statement of Cash Flow
For the Period June 4, 2008 (Date of Inception) to February 28, 2009
(Unaudited) and the Nine Months Ended February 28, 2010 (Unaudited)

	Nine Months	Period
	Ended	Ended
	February 28,	February 28,
	2010	2009
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities

Net (Loss)	$(49,534)	$(57,323)

Adjustments to reconcile net loss to net cash provided by operating activities:
Rent expense contributed to capital	900	900
Officers compensation contributed to capital	36,000	36,000
Loss on impairment of long-lived assets	1,603	15,897
Stock based payment for property held for resale	-	72,500
Changes in assets and liabilities:
Property held for resale	-	(17,500)
Accounts payable vendors	-	-

Net Cash Used in Operating Activities	(11,031)	50,474

Cash Flows Used in Investing Activities:
Purchase property held for resale	-	6,600

Cash Flows Used in Investing Activities	-	6,600

Cash Flows From Financing Activities:
Sale of securities for cash net	-	450

Net Cash From Financing Activities	-	450

Net (Decrease) Increase in Cash	$(11,031)	$44,324
Cash at Beginning of Period	44,324	-
Cash at End of Period	$33,293	$44,324

Supplemental Disclosures of Cash Flow Information:

Cash paid during the periods for:

	2010	2009
Interest	$-0-	$-0-
Income taxes	$-0-	$-0-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the period ended February 28, 2010:

During the period ended February 28, 2010, the Company recorded $36,000 of officers’ compensation expense and $900 of rent expense owed to shareholders as contributed to additional paid in capital.

For the period ended February 28, 2009:

During the period ended February 28, 2009, the Company issued 450,000 shares of $0.0001 par value common stock to our founders in exchange for, in the aggregate, $450 or $0.001 per share.

During the period ended February 28, 2009, the Company issued 45,000 shares of $0.0001 par value common stock as part of the consideration paid for oil & gas leases located in Decatur County, Kansas (“Decatur Leases”), valued in the aggregate at $17,500 or $0.55 per share.

During the period ended February 28, 2009, the Company issued 100,000 shares of $0.0001 par value common stock as part of the consideration paid for oil & gas leases located in Huerfano County, CO (“Huerfano Leases”), valued in the aggregate at $55,000 or $0.55 per share.

During the period ended February 28, 2009, the Company distributed Class A Warrants to shareholders for the purchase of 5,000,000 shares of common stock at an exercise price of $5.00.

During the period ended February 28, 2009, the Company recorded $36,000 of officers’ compensation expense and $900 of rent expense owed to shareholders as contributed to additional paid in capital.

The accompanying notes are an integral part of these financial statements

Trilink Energy, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Trilink Energy, Inc. (“TEI”) is a Nevada corporation incorporated on June 4, 2008.  TEI is a non-operating holding company owning 100% of the member interest of Trilink Properties LLC (“TPL”) a Colorado limited liability company formed on June 13, 2008 and 100% of the member interests of Medano Properties LLC (“MPL”) ”) a Colorado limited liability company formed on June 13, 2008.  TEI, TPL and MPL are collectively referred to hereafter as the “Company”.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary in the event TEI cannot continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of Trilink Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. Certain prior period amounts have been reclassified to conform to the current period presentation. TEI has evaluated subsequent events for potential recognition or disclosure in the consolidated financial statements through the date the statements were available to be issued, which was March 10, 2010.

Basis of Consolidation

The consolidated financial statements include the accounts of TEI and its wholly owned subsidiaries, TPL and MPL. Significant inter-company balances and transactions have been eliminated upon consolidation.

Valuation of Derivative Instruments

Guidance issued by the Financial Accounting Standards Board (“FASB”) requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with guidance issued by the FASB to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. At February 28, 2010, the Company had no derivative instrument liabilities.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments in money market funds. The Company considers all highly-liquid instruments with an original maturity of 90 days or less at the time of purchase to be cash equivalents.

Successful Efforts Accounting

The Company follows the successful efforts method to account for its crude oil and natural gas operations. Under this method of accounting, all costs associated with oil and gas lease acquisition costs, successful exploratory wells and all development wells are capitalized and amortized on a unit-of-production basis over the remaining life of proved developed reserves and proved reserves on a field basis. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are charged to expense when incurred.

Valuation of Property and Equipment

The Company follows the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 requires that the Company’s long-lived assets, including its oil and gas properties, be assessed for potential impairment in their carrying values whenever events or changes in circumstances indicate such impairment may have occurred. An impairment charge to current operations is recognized when the estimated undiscounted future net cash flows of the asset are less than its carrying value. Any such impairment is recognized based on the differences in the carrying value and estimated fair value of the impaired asset.

SFAS 144 provides for future revenue from the Company’s oil and gas production to be estimated based upon prices at which management reasonably estimates such products will be sold. These estimates of future product prices may differ from current market prices of oil and gas. Any downward revisions to management’s estimates of future production or product prices could result in an impairment of the Company’s oil and gas properties in subsequent periods.

The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties held for investment. At May 31, 2009 the company held five leases covering 800 acres of unproved oil & gas acreage.

Revenue Recognition

The Company recognizes revenue from the sale of oil and natural gas leases as proceeds are received from such sales and recognizes revenue from oil and natural gas revenue for its interest in producing wells as oil and natural gas is produced and sold from those wells.

Income Taxes

The Company is subject to income and other related taxes in areas in which it operates. When recording income tax expense, certain estimates are required by management due to timing and the impact of future events on when income tax expenses and benefits are recognized by the Company. The Company evaluates periodically its tax operating loss and other carry forwards to determine whether a gross deferred tax asset, as well as a related valuation allowance, should be recognized in its financial statements.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Share Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payments” (“FAS 123R”). The Company adopted the disclosure requirements of FAS 123R.  FAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. FAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FAS 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to FAS 123R, only certain pro forma disclosures of fair value were required.

Equipment

Property, plant and equipment are carried at original cost. Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

Years
Buildings and improvements	40
Machinery and equipment	10
Office furniture and equipment	3 – 7

Loss per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. The Company had a loss for its fiscal period ended May 31, 2009. Basic and diluted loss per share is the same in that all common stock equivalents are anti-dilutive.

Fair Value Measurements

The Company adopted new guidance which is now part of ASC 820-10 (formerly Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157), Fair Value Measurements (“FAS 157”), effective January 1, 2007. SFAS 157 does not require any new fair value measurements; instead it defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles and expands disclosure about fair value measurements. The adoption of SFAS 157 for our financial assets and liabilities did not have an impact on our financial position or operating results. Beginning January 1, 2008, assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs, as defined by SFAS 157, are as follows:

●	Level 1 – quoted prices in active markets for identical assets or liabilities.

●	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

●	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

	Level I	Level II	Level III	Total
Cash and cash equivalents	$33,293			$33,293
Property held for resale
Property held for investment			$6,600	$6,600

Recent Accounting Pronouncements

In December 2007, the FASB issued guidance which is now part of ASC 810-10, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51 ” (formerly Statement of Financial Accounting Standards (SFAS) 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 ). This guidance establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. The new guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We adopted the provisions of this guidance as required.

In March 2008, the FASB issued guidance ASC 815-10 (formerly Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and seeks to enhance disclosure about how and why a company uses derivatives; how derivative instruments are accounted for under SFAS 133 (and the interpretations of that standard); and how derivatives affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption. The adoption of SFAS No. 161 did not have a material impact on our consolidated financial statements.

In April 2008, the FASB issued revised guidance on determining the useful life of intangible assets. The revised guidance, which is now part of ASC 350-30 General Intangibles Other than Goodwill (previously Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Asset)s, amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. The Position will be effective for fiscal years beginning after December 15, 2008 and will only apply prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. The adoption of SFAS No. 142-3 did not have a material impact on our consolidated financial statements.

In May 2008, the FASB issued revised guidance on Convertible Debt Instruments. The revised guidance which is now part of ASC 470-20 (formerly Staff Position No. Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP No. APB 14-1”)). FSP No. APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. FSP No. APB 14-1 is effective for us as of January 1, 2009. The adoption of FSP No. APB 14-1 did not have an impact on our consolidated financial statements.

In June 2008, the FASB ratified guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity (formerly EITF (Emerging Issues Task Force) 07-05), Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. The objective of this issue is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. This issue applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative instrument or an instrument which may be potentially settled in an entity’s own stock regardless of whether the instrument possess derivative characteristics. This issue provides a two-step approach to assist in making these determinations and is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of EITF 07-05 did not have a material impact on our consolidated financial statements for the nine months ended February 28, 2010.

In August 2008, the SEC announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards, or IFRS. IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board, or IASB. Under the proposed roadmap, the Company could be required in fiscal year 2014 to prepare financial statements in accordance with IFRS and the SEC will make a determination in 2011 regarding mandatory adoption of IFRS. The Company is assessing the impact that this potential change would have on our consolidated financial statements and will continue to monitor the development of the potential implementation of IFRS.

In April 2009, the FASB issued guidance which is now part of ASC 825-10 Financial Instruments (formerly Financial Staff Position SFAS 107-1 and Accounting Principles Board (APB) Opinion No. 28-1, Interim Disclosures about Fair Value of Financial Instruments (SFAS 107-1 and APB 28-1). This statement amends FASB Statement No. 107, Disclosures about Fair Values of Financial Instruments, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. The statement also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. This statement is effective for interim periods ending after June 15, 2009. The adoption of SFAS 107-1 and APB 28-1 did not have an impact on the Company’s financial statements.

In May 2009, the FASB issued new guidance for accounting for subsequent events. The new guidance, which is now part of ASC 855-10, Subsequent Events (formerly, SFAS No. 165, Subsequent Events) is consistent with existing auditing standards in defining subsequent events as events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued, but it also requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. The new guidance defines two types of subsequent events: “recognized subsequent events” and “non recognized subsequent events.” Recognized subsequent events provide additional evidence about conditions that existed at the balance sheet date and must be reflected in the company’s financial statements. Non-recognized subsequent events provide evidence about conditions that arose after the balance sheet date and are not reflected in the financial statements of a company. Certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. The new guidance was effective on a prospective basis for interim or annual periods ending after June 15, 2009. We adopted the provisions of SFAS 165 as required.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140 (“SFAS 166”). SFAS 166 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the Company’s financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No.167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the Company’s financial statements.

In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles), (“SFAS 168”). SFAS 168 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 did not have a material impact on the Company’s financial statements.

NOTE 3 – PLAN OF OPERATIONS

The Company’s revenue has been derived from the sale of oil & gas lease properties held for resale.  The Company’s cash on hand is sufficient to fund the Company’s operations for the next 12 months.

The Company will require additional capital in order to acquire further oil & gas lease properties or to develop and extend its current oil & gas leases.  The Company believes that it will be necessary to sell additional debt or equity securities in to order to provide the capital necessary to purchase additional oil & gas leases or develop its existing properties.  There is no assurance that the Company will be able to sell its debt or securities, or if able to do so, that such debt or equity securities can be issued on acceptable or favorable terms.

NOTE 4 – PROPERTY HELD FOR RESALE

All of the Company’s oil & gas leases (the “Leases”) are held for resale.  At present, the Company does not intend to further develop or improve any of its Leases, although the Company reserves the right to change this plan at any time in the future.

Leases held for resale at February 28, 2010 and 2009 consists of the following:

	February 28,
	2010	2009

Leases held at the beginning of the period	$17,500	$-0-
Leases acquired during the period	-0-	72,500
Leases disposed of during the period	(17,500)	(55,000)
Leases held at the end of the period	$-0-	$17,500

The valuation  reserve related to properties held for resale at February 28, 2010 and 2009 consists of the following:

	February 28,
	2010	2009

Valuation reserve beginning	$15,897	$-0-
Valuation additions	1,603	11,561
Valuation reserve related to properties disposed of	(17,500)	-0-
Valuation reserve ending	$-0-	$11,561

Properties disposed of include property lease expirations during the period.

NOTE 5 – PROPERTY HELD FOR INVESTMENT

The Company owns an overriding royalty interest retained from the sale of the Huerfano Leases at a carrying value of $6,600.  The underlying property is undeveloped and nonproducing.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Facilities

The Company is provided office and storage space at the office of its principal executive officer at the rate of $100 per month on a month to month basis.  The accompanying financial statements include $900 of rent expense and $900 as a contribution to capital in respect of the rent due for each of the periods ending February 28, 2009 and the nine months ending February 28, 2010.

Future Commitments

The Company does not have any material future commitments that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, capital expenditures or liquidity.

Claims and Lawsuits

A lawsuit seeking damages and other relief is pending against MPL and TPL and their officers.  The Company has provided the officers with indemnification in conjunction with this lawsuit and as of the date of the accompanying financial statements has not made significant payments under these indemnifications.  It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, the Company believes that the claims presented in the lawsuit are grossly exaggerated and without merit, are not supported by the facts or circumstances underlying the lawsuit, and are frivolous in all material respects.  The Company denies all substantive claims and allegations that have been asserted in the lawsuit, and does not believe that it has any material legal liability in this matter.  The Company is vigorously contesting the lawsuit and intends to pursue recovery of all costs and damages caused by the lawsuit.

NOTE 7 – OFFICERS COMPENSATION

The Company has a Key Employee Agreement with two officers.  The terms of the agreements provide that the executives are employed on an “at will” basis at an annual rate of compensation of $24,000 each, having an initial term of two years.

The accompanying financial statements include an accrual of $36,000 of officer’s compensation and $36,000 as a contribution to capital for each of the periods ending February 28, 2009 and the nine months ending February 28, 2010.

NOTE 8 – CAPITAL STOCK

Common Stock

The Company has authorized 100,000,000 shares of common stock $0.0001 par value per share (the “Common Stock”).  As of February 28, 2010, the Company has 595,000 shares of Common Stock issued and outstanding.

Class A Warrants

On October 15, 2008 the Company distributed 5,000,000 Class A Warrants to its shareholders.  Each Class A Warrant entitle the holder to purchase one (1) share of the Company’s common stock (a “Warrant Share”) at a price of $5.00 and may be exercised at any time up to 5:00pm Eastern Time on December 31, 2014.  The Class A Warrants may be redeemed by the Company in whole or in part at the sole election of the Company upon notice and payment to the holder of the redemption price of one-tenth of one cent ($0.001) per Warrant Share.

Registration Rights Agreement

The Company has granted registration rights to the holder of 145,000 shares (the “Registrable Shares”) of Common Stock under the terms of a Registration Rights Agreement dated July 1, 2008.   The Agreement includes a right to repurchase the registrable shares at a price of one cent per share in the event the holder is dissolved or becomes insolvent or makes an assignment for the benefit of creditors (a “Trigger Event”) at anytime within two years from the date of the Agreement.

Incentive Stock Plan

The Incentive Stock Plan (the “Plan”) was adopted by the Board and approved by a majority of the Company's stockholders on June 15, 2008.  The Plan is intended to meet the requirements for favorable income tax treatment pursuant to the IRC as a qualified employee incentive plan.  The Plan provides for the issuance of shares or of options for the purchase of up to 10,000,000 shares of the Company’s Common Stock at a price to be no less than the fair value of the Company’s shares of common stock on the date of grant.  Qualified awards under the Plan may only be made to employees of the Company and non-qualified awards may be made to consultants and non-employees.  The Plan provides for termination of options granted upon the termination of employment.  The Plan stock, stock options and the common stock which may be issued pursuant to the Plan stock options are not registered securities, and the Company has no obligation to register such securities.

There are no options granted or outstanding under the Plan as of February 28, 2010.

Summary of Warrants and Options Outstanding

A summary of the status of warrants and options granted at February 28, 2010 and changes during the period then ended is presented below:

	For the Period
	Ended February 28, 2010
	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	5,000,000	$25,000,000
Granted	-	-

Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at end of period	5,000,000	$25,000,000

A summary of the status of the warrants outstanding at February 28, 2010 is presented below:

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$5.00	5,000,000	4.8 yrs	$5.00	5,000,000	$5.00

NOTE 9 – MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

The Company has evaluated subsequent events through the time March 10, 2010 which is the date these consolidated financial statements were issued.  No events have occurred subsequent to March 10, 2010 that requires disclosure or recognition in these financial statements other than the Company having filed a registration statement with the Securities & Exchange Commission on March ____, 2010 covering 595,000 shares of common stock, 5,000,000 Class A Warrants and 5,000,000 shares of common stock underlying the Class A Warrants.

Part II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses will be borne by the selling security holders.  All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$159.42
Accounting fees and expenses	$4,500.00
Legal and other fees	$15,500.00
Total	$20,159.42

Item 14.   Indemnification of Directors and Officers

Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation, our directors will have no personal liability to us or our stockholders for damages incurred as the result of the breach or alleged breach of fiduciary duty as a director of the Company involving any act or omission of any such director.  This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct, fraud or knowing violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption under Section 78.300 of the Nevada Revised Statutes.  This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Amended and Restated Articles of Incorporation, is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover damages against a director for breach of his fiduciary duties as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.   This provision does not limit nor eliminate the rights of our Company or any stockholder to seek relief such as an injunction or rescission in the event of a breach of a director's fiduciary duties.  The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.  In addition, our Amended and Restated Bylaws authorizes the Company to indemnify directors and officers of the Company in cases where such officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15.   Recent Sales of Unregistered Securities.

From the date of inception, we have sold and issued the following securities without registering the securities under the Securities Act.

(a)     On June 6, 2008 we issued 450,000 shares of our common stock to our founders at a price of $.001 in connection with our formation and organization. No underwriter was engaged and we paid no commission.  This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

(b)     On June 10, 2008 we completed an issuance of shares whereby 45,000 common shares were issued at the price of $0.50 per share to acquire oil & gas leases.  No underwriter was engaged and we paid no commission.  This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

(c)     On July 1, 2008 we completed an issuance of shares whereby 100,000 common shares were sold at the price of $0.50 per share to acquire oil & gas leases.  No underwriter was engaged and we paid no commission.  This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

(d)     On October 15, 2008 we issued 5,000,000 of our Class A Warrants for the purchase of 5,000,000 shares of common stock to our shareholders.  No underwriter was engaged and we paid no commission.  This offering and issuance of shares of our Class A Warrants qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, securities bearing a legend stating that such securities are restricted. This restriction ensures that these securities will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16.   Exhibits

(a)     Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)     Financial Statement Schedules

See the following attached Financial Statement Schedules:

(a)     For the period of June 4, 2008 (date of inception) to May 31, 2009.

(b)     For the nine months ended February 28, 2010.

All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedules.

Item 17.   Undertakings

Trilink hereby undertakes:

(a)(1)     File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)     For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)     For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)         Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)     For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Trilink certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Ohio on March 29, 2010.

TRILINK ENERGY, INC.

By	/s/ JOHN E. RAYL
John E. Rayl, Principal Executive Officer and Principal Financial Officer,

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:   March 29, 2010

Name	Title

/s/ JOHN E. RAYL
John E. Rayl	Director, President and Treasurer

/s/ CHARLES A. KOENIG
Charles A. Koenig	Director and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation*

3.2	Articles of Incorporation*

3.3	Bylaws*

3.4	Trilink Properties LLC Operating Agreement dated June 13, 2008*

3.5	Medano Properties LLC Operating Agreement dated June 13, 2008*

4.0	Specimen Stock Certificate*

4.1	Form of Class A Warrant Certificate*

4.2	Class A Warrant Agreement dated October 15, 2008*

4.3	2008 Incentive Stock Plan dated June 15, 2008*

5.1	Opinion of Charles A. Koenig Attorney at Law re: Legality of Securities+

10.1	Concession and Lease Purchase Agreement by and between Deep Dog Properties LLC and Trilink Properties LLC dated June 10, 2008*

10.2	Concession and Lease Purchase Agreement by and between Deep Dog Properties LLC and Medano Properties LLC dated July 1, 2008*

10.3	Employment Agreement with John E. Rayl dated June 15, 2008*

10.4	Indemnity Agreement by and between the Company and John E. Rayl dated June 15, 2008*

10.5	Employment Agreement with Charles A. Koenig dated June 15, 2008*

10.6	Indemnity Agreement by and between the Company and Charles A. Koenig dated June 15, 2008*

10.7	Indemnity Agreement by and between the Company and Michael Humecki dated June 15, 2008*

14.0	Code of Ethics*

21.1	Subsidiaries

23.1	Consent of Gruber & Company LLC*

23.2	Consent of Charles A. Koenig Attorney at Law (included in Exhibit 5.1 opinion)+

99.0	Audit Committee Charter*
_________________
*	Filed herewith.
+	To be filed by amendment